Exhibit 10.1

EXECUTION COPY

THE READER’S DIGEST ASSOCIATION, INC.
750 THIRD AVENUE
NEW YORK NY 10017-2703

September 12, 2011

Mr. Tom Williams

At the address on file

with the Company

Re:                     Employment Agreement between The Reader’s Digest Association, Inc. (the “Company”), RDA Holding Co. (“RDA Holding”) and Tom Williams, dated as of July 20, 2011(the “Employment Agreement”).

Dear Tom:

The purpose of this letter agreement (the “Letter Agreement”) is to amend the Employment Agreement and certain other ancillary agreements contemplated thereby, in accordance with Section 23 thereof, and confirms our mutual agreement related to your separation from employment. Capitalized terms used herein which are not otherwise defined have the same meaning as in the Employment Agreement.

1.                                       We accept your resignation from the Company, RDA Holding and their respective subsidiaries and affiliates effective as of September 12, 2011 (the “Termination Date”). Effective as of the Termination Date, you have resigned from your positions as President and Chief Executive Officer of the Company, as a member of the board of directors of the Company and any committee thereof, as a member of the board of directors of RDA Holding and any committee thereof and, if applicable, as a member of the board of directors and any committees thereof of any subsidiary or affiliate of the Company or RDA Holding. You understand that your resignation is irrevocable, that no other action is required for it to become effective and that this Letter Agreement will serve as written notice of your resignation for purposes of the preceding.

2.                                       In connection with your resignation, you will be entitled to the compensation and benefits set forth in the Employment Agreement and other ancillary agreements contemplated thereby as if your employment had been terminated by the Company and RDA Holding other than for Cause pursuant to Section 4(c) of the Employment Agreement, except as follows:

(a)                             In lieu of the amount set forth in Section 4(c)(i) of the Employment Agreement, you will receive a payment of $500,000, to be paid in equal installments on the Company’s regular payment cycle during the period beginning on the Termination Date and ending on March 15, 2012.

(b)                            In lieu of the coverage or payments provided for in Section 4(c)(ii) of the Employment Agreement, you may elect COBRA coverage for you, your spouse and your eligible dependents at the full COBRA premium rates in accordance with applicable law.

(c)                             Based on the actual results of the Company as of the Termination Date, you will not be entitled to receive the Pro-Rata Bonus pursuant to Section 4(c)(iii) of the Employment Agreement.

(d)                            No portion of the restricted stock unit granted to you on July 26, 2011 will vest in accordance with Section 4(c)(v) of the Employment Agreement and any unvested portion of such restricted stock unit grant not vested as of the Termination Date shall be forfeited as of the Termination Date.

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(e)                                  Exhibit B is replaced in its entirety to be in the form attached hereto as Exhibit A.

3.                                       The Company agrees to promptly pay or reimburse you for all reasonable attorneys’ fees and disbursements you incur in connection with matters relating to the negotiation of this Letter Agreement or otherwise in connection with your separation from employment, up to a maximum of $15,000.

4.                                       Except as expressly modified herein, all of the terms of the Employment Agreement and the ancillary agreements contemplated thereby (including, without limitation, the Indemnity Agreement with the Company dated February 26, 2009, the Indemnity Agreement with RDA Holding dated August 16, 2009, the Non-Qualified Stock Option Agreement dated as of June 7, 2010 (as amended by a letter dated May 26, 2011), the Non-Qualified Stock Option Agreements dated as of July 26, 2011 and the Restricted Stock Unit Agreement dated as of June 7, 2010 (as amended by a letter dated May 26, 2011)) shall remain in full force and effect.

5.                                       This Letter Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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Please acknowledge your acceptance and agreement of the terms and conditions set forth in this Letter Agreement by signing below and returning a copy of this Letter Agreement to the Company.

Sincerely,

THE READER’S DIGEST ASSOCIATION, INC.

/s/ JoAnn Murray
Name: JoAnn Murray
Title: Senior Vice President, Global Human Resources

RDA HOLDING CO.

/s/ JoAnn Murray
Name: JoAnn Murray
Title: Senior Vice President, Global Human Resources

Accepted and agreed:

/s/ Tom Williams
Tom Williams

9/12/11
Date

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Exhibit A to Letter Agreement

Exhibit B to Employment Agreement

RELEASE OF CLAIMS

I.                                         Executive Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned individual, with the intention of binding himself, his heirs, executors, administrators and assigns, does hereby release and forever discharge The Readers’ Digest Association, Inc., a Delaware corporation (the “Company”), and its parents, subsidiaries, affiliates, predecessors, successors, and/or assigns, past, present, and future, together with its and their officers, directors, executives, agents, employees, and employee benefits plans (and the trustees, administrators, fiduciaries and insurers of such plans), past, present, and future (collectively, the “Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown (collectively, the “Claims”), which the undersigned individual now has, owns or holds, or has at any time heretofore had, owned or held against any Released Party, from the beginning of time to the date of the undersigned individual’s execution of this Release of Claims, including without limitation, any Claims arising out of or in any way connected with the undersigned individual’s employment relationship with the Company, its subsidiaries, predecessors or affiliated entities, or the termination thereof, under any Federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including but not limited to, the Family and Medical Leave Act of 1993, as amended (the “FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and all other Federal, state, or local statutes, regulations or laws; provided, however, that nothing herein shall be a waiver of Claims regarding (i) the obligations under that certain Employment Agreement, dated as of July 20, 2011, between the undersigned individual, the Company and RDA Holding Co. (“RDA Holding”), (ii) the undersigned individual’s rights with regard to indemnification and directors and officers liability insurance to which he was entitled immediately prior to the execution of this Release of Claims, (iii) the undersigned individual’s rights as a stockholder of RDA Holding, including rights under the Stockholders Agreement, dated as of February 19, 2010, by and among RDA Holding and the stockholders and warrantholders of RDA Holding party thereto, (iv) the undersigned individual’s rights under the Non-Qualified Stock Option Agreement dated as of June 7, 2010 (as amended by a letter dated May 26, 2011), the Non-Qualified Stock Option Agreements dated as of July 26, 2011 and the Restricted Stock Unit Agreement dated as of June 7, 2010 (as amended by a letter dated May 26, 2011) or (v) the undersigned individual’s accrued, vested rights under any employee benefit maintained by the Company, RDA Holding and their respective subsidiaries and affiliates subject to the terms and conditions of such plan and applicable law. Except as set forth in Section III below, the undersigned individual understands that, as a result of executing this Release of Claims, he will not have the right to assert that the Company or any other Released Party unlawfully terminated the undersigned individual’s employment or violated any of the undersigned individual’s rights in connection with the undersigned individual’s employment or otherwise.

The undersigned individual affirms that he is not presently party to any Claim, complaint or action against any Released Party in any forum or form and that he knows of no facts which may lead to any Claim, complaint or action being filed against any Released Party in any forum by the undersigned individual or by any agency, group, etc. The undersigned individual furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Released Party on behalf of the undersigned individual, the undersigned individual hereby waives any right to individual monetary or other relief.

The undersigned individual further declares and represents that he has carefully read and fully understands the terms of this Release of Claims and that, through this document, he is hereby advised to consult with an attorney prior to executing this Release of Claims, that he may take up to and including twenty one (21) days from receipt of this Release of Claims, to consider whether to sign this Release of Claims, that he may revoke this Release of Claims within seven (7) calendar days after signing it by delivering to the Company written notification of revocation (and that this Release of Claims shall not become effective or enforceable until the expiration of such revocation period), and that he knowingly and voluntarily, of the undersigned individual’s own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as the undersigned individual’s own free act.

II.                                     Covenant Not to Sue. RDA Holding, the Company and their respective subsidiaries and affiliates do hereby covenant and agree not to assert any Claim against the undersigned individual based on any conduct or actions (or failures to act) by the undersigned individual in his capacity as Chief Executive Officer preceding the date of RDA Holding’s and the Company’s execution of this Release of Claims that any of the currently employed officers, directors and designated board observers of RDA Holding and the Company have actual knowledge of as of the date of this Release of Claims.

III.                                 Protected Rights. The RDA Holding, the Company and the undersigned individual agree that nothing in this Release of Claims is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned individual under any Federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law. The undersigned individual is releasing, however, the undersigned individual’s right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on the undersigned individual’s behalf. Further, should the EEOC or any other agency obtain monetary relief on the undersigned individual’s behalf, the undersigned individual assigns to the Company all rights to such relief.

IV.                                 Severability. If any term or provision of this Release of Claims is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Release of Claims shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Release of Claims is not affected in any manner materially adverse to any party.

V.                                     GOVERNING LAW. THIS RELEASE OF CLAIMS SHALL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK, AND THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS

AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Effective on the eighth (8th) calendar day following the date set forth below.

THE READER’S DIGEST ASSOCIATION, INC.

Name: JoAnn Murray
Title: Senior Vice President, Global Human Resources

RDA HOLDING CO.

Name: JoAnn Murray
Title: Senior Vice President, Global Human Resources

TOM WILLIAMS

Date Signed: